SANCHEZ PRODUCTION PARTNERS LP
Long-Term Incentive Plan

Award Agreement Relating to
Restricted Units – [_______]

Participant:   [________]

Grant Date:  [December  1, 2015]

1. Grant of Restricted Units.

(a) Grant.  Sanchez Production Partners LP, a Delaware limited partnership (the “Partnership” or “SPP”), hereby grants to you [_____] Restricted Units  (the “Restricted Units” and each, a “Restricted Unit”), effective as of the “Grant Date” as set forth above, under the Partnership’s Long-Term Incentive Plan (the “Plan”) on the terms and conditions set forth herein and in the Plan, which is attached hereto as Appendix A and incorporated herein by reference as a part of this agreement (the “Award Agreement”).

(b) No Certificates. The Restricted Units shall be evidenced in book-entry form in the name of Participant.

(c) General.  The Restricted Units granted to Participant are subject to all of the provisions of the Plan and this Award Agreement, together with all rules and determinations from time to time issued by the Committee and by the Board pursuant to the Plan. Except where explicitly noted herein, in the event of any conflict between the terms of the Plan and the remaining terms of this Award Agreement, the Plan shall control. Capitalized terms used in this Award Agreement but not defined herein shall have the meanings ascribed to such terms in the Plan, unless the context requires otherwise.

2. Vesting and Distributions.

(a) Vesting of Restricted Units.  Except as otherwise provided in Section 2(b),  each tranche of Restricted Units identified below (a “Tranche”) shall fully vest in Participant during Participant’s continued qualification as an Eligible Person and the restrictions set forth in this Section 2(a),  Section 2(b),  Section 2(c) and Section 2(d) shall lapse according to the following schedule of vesting dates:

Tranche	Percent Vesting	Vesting Date
First	One-third
Second	One-third
Third	One-third

Notwithstanding the foregoing, upon the occurrence of a Change in Control, any unvested Restricted Units shall become vested Restricted Units.  If the vesting of a Tranche would result in the vesting of a fractional Restricted Unit, such Tranche shall be rounded to the next lower Restricted Unit except the final Tranche, which will be for the balance of the Restricted Units.

Participant shall receive cash UDRs on the Restricted Units during the vesting period at the time distributions are made to holders of Units.

(b) Forfeiture.

(i) Except in connection with a Change in Control and subject to Section 2(b)(ii),  all Restricted Units that are then unvested, shall become forfeited, null and void on the date on which Participant no longer qualifies as an Eligible Person.

(ii) Committee Discretion. The Committee may, in its discretion, waive in whole or in part any forfeiture pursuant to this Section 2(b).
(c) Transfer Restrictions.

(i) None of the Restricted Units or any right or interest therein may be assigned, alienated, pledged, attached, sold, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, by operation of law or otherwise, by Participant and any such purported assignment, alienation, pledge, attachment, sale, exchange, hypothecation, transfer, encumbrance or other disposition of Restricted Units shall be void and unenforceable against the Partnership or any of its Affiliates and shall result in the immediate forfeiture of all unvested Restricted Units;  provided,  however, that the Restricted Units may be transferred by Participant without consideration to immediate family members or related family trusts, family limited partnerships or similar entities or pursuant to Participant’s will or the laws of descent and distribution following Participant’s death.  References to Participant, to the extent relevant in the context, shall include references to authorized transferees.

(ii) The Partnership shall not be required to (i) transfer on its books any Restricted Units that have been sold or otherwise transferred in violation of any of the Restricted Units, or (ii) accord the right to vote or pay or deliver dividends or other distributions to, any purchaser or other transferee to whom or which such Restricted Units shall have been so transferred.

(d) Ownership Rights.  Subject to the vesting restrictions provided in Section 2(a) and the risk of forfeiture pursuant to Section 2(b),  Participant shall have full ownership rights in respect of the Restricted Units, including the right to vote along with the other common unitholders.  In the event of forfeiture of Restricted Units, Participant shall have no further rights with respect to such Restricted Units.  However, the forfeiture of the Restricted Units pursuant hereto shall not create any obligation to repay cash UDRs received as to such Restricted Units, nor shall such forfeiture invalidate any votes given by Participant with respect to such Restricted Units prior to forfeiture.  In the event any federal, state and local income and/or employment tax withholding requirements apply to the payment of (i) an UDR payable in Units, the provisions of Section 3 shall be applied to the UDR in the same manner as would have applied to the Restricted Units or (ii) an UDR payable in cash, the applicable withholding requirements shall be satisfied by reducing the amount of the payment due to the Participant in respect of the UDR.

3. Withholding of Tax.

(a) General.  The Partnership or any Affiliate is authorized to withhold from any payment due or transfer made pursuant to this Award Agreement, or from any compensation or other amount owing to Participant, the amount (in cash, Units, other securities, Units that would otherwise be issued pursuant to this Award Agreement or other property) of any applicable taxes payable at the minimum statutory rate in respect of this Award Agreement, the vesting or any payment or transfer under the Award Agreement and to take such other action as may be necessary in the opinion of the Partnership to satisfy its withholding obligations for the payment of such taxes, and in this regard, such withholding obligation may be satisfied by Participant timely remitting (in cash, check or wire transfer) to the Partnership or the Internal Revenue Service, at the Partnership’s election, the amount of any such applicable taxes (as determined by the Partnership).

(b) Net Units.  Unless Participant satisfies the tax withholding obligation set forth above by timely remitting such amounts to the Partnership or the Internal Revenue Service (at the Partnership’s election) by cash, check or wire transfer, all Units to be issued pursuant to this Award Agreement shall be net of tax withholding, such that the tax withholding obligation of Participant in respect of this Award Agreement and such Units is satisfied through the retention by the Partnership of a number of Units equal to Participant’s aggregate tax withholding obligation divided by the per-unit Fair Market Value for the date immediately prior to the date of such issuance of Units.

(c) Section 83(b) Election.  Participant acknowledges that the tax consequences associated with this Award are complex and that the Partnership has urged Participant to review with Participant’s own tax advisors the federal, state, and local tax consequences of this Award.  Participant is relying solely on such advisors and not on any statements or representations of the Partnership or any of its agents.  Participant understands that Participant (and not the Partnership) shall be responsible for Participant’s own tax liability that may arise as a result of the Award.  Participant understands further that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the fair market value of the Restricted Units as of the vesting date.  Participant also understands that Participant may elect to be taxed at Grant Date rather than at the time the Restricted Units vest by filing an election under Section 83(b) of the Code with the Internal Revenue Service and by providing a copy of the election to the Company (an “83(b) Election”).  PARTICIPANT ACKNOWLEDGES THAT HE OR SHE HAS BEEN INFORMED OF THE AVAILABILITY OF MAKING AN 83(b) ELECTION IN ACCORDANCE WITH SECTION 83(b) OF THE CODE; THAT SUCH 83(b) ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (AND A COPY OF THE 83(b) ELECTION GIVEN TO THE PARTNERSHIP) WITHIN 30 DAYS OF THE GRANT OF AWARDED SHARES TO PARTICIPANT; AND THAT PARTICIPANT IS SOLELY RESPONSIBLE FOR MAKING SUCH 83(b) ELECTION.

4. Binding Effect. This Award Agreement shall be binding upon and inure to the benefit of any successor or successors of the Partnership and upon any person lawfully claiming under Participant.

5. Entire Agreement and Amendment.    This Award Agreement together with the Plan constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Units.   Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby made null and void and of no further force and effect. Nothing in the Plan and this Award Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the parties hereto.

6. Notices.    Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to, if issued to the Participant,  Participant’s current address on file with the Partnership, or if issued to the Partnership, to the Partnership’s principal offices.

7. Execution of Receipts and Releases.    Payment of cash or issuance or transfer of Units or other property to Participant, or to Participant’s legal representatives, heirs, legatees or distributees, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder.  The Partnership may require Participant or Participant’s legal representatives, heirs, legatees or distributees, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as the Partnership shall reasonably determine.

8. Reorganization of the Partnership.    The existence of this Award Agreement shall not affect in any way the right or power of any of the Partnership and its Affiliates or their respective unitholders, stockholders or other equity holders to make or authorize (a) any or all adjustments, recapitalizations, reorganizations or other changes in the respective capital structures or businesses of any of the Partnership and its Affiliates;  (b) any merger or consolidation of any of the Partnership and its Affiliates;  (c) any issue of bonds, debentures, preferred or prior preference units or securities ahead of or affecting the Restricted Units or the rights thereof; (d) the dissolution or liquidation of any of the Partnership and its Affiliates, or any sale or transfer of all or any part of their respective assets or businesses; or (e) or any other limited liability company or corporate act or proceeding, as applicable, whether of a similar character or otherwise.

9. Recapitalization Events.    In the event that the Committee determines that any distribution (whether in the form of cash, common units, other securities or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Award Agreement, then the Committee shall, in such manner as it may deem equitable, adjust the number and type of Units (or other securities or property) subject to the Award Agreement hereunder or, if deemed appropriate by the Committee, make provision for a cash payment to Participant;  provided,  however, that the number of Units subject to the Award Agreement shall always be a whole number.

10. Certain Restrictions.    By executing this Award Agreement,  Participant acknowledges that he or she has received a copy of the Plan and agrees that Participant will enter into such written representations, warranties and agreements and execute such documents as the Partnership may reasonably request in order to comply with the securities laws or any other applicable laws, rules or regulations or with this document or the terms of the Plan.

11. Amendment, Waiver and Termination.    No amendment or termination of this Award Agreement that adversely affects the rights of the Participant shall be made by the Partnership at any time without the prior written consent of Participant.  Any provision for the benefit of the Partnership contained in this Award Agreement or the Plan may be waived, either generally or in any particular instance, by the Board or by the Committee.  A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

12. Governing Law.    This grant shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws principles.  Should any provision of this Award Agreement relating to the subject matter hereof be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

13. Interpretive Matters.  Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa.  The term “include” or “including” does not denote or imply any limitation.  The captions and headings used in this Award Agreement are inserted for convenience and shall not be deemed a part of this Award or this Award Agreement for construction or interpretation.

14. Nature of Payments.  Any and all grants or deliveries of Restricted Units hereunder shall constitute special incentive payments to Participant and shall not be taken into account in computing the amount of salary or compensation of Participant for the purpose of determining any retirement, death or other benefits under (a) any retirement, bonus, life insurance or other employee benefit plan of the Partnership, or (b) any agreement between the Partnership and Participant, except as such plan or agreement shall otherwise expressly provide.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement to be effective as of ________.

Sanchez Production Partners LP
By: Sanchez Production Partners GP LLC, its general partner

By:
Name:
Title:

[Signature Page to Grant Agreement]

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE RESTRICTED UNITS SUBJECT TO THIS AWARD SHALL VEST AND THE FORFEITURE RESTRICTIONS SHALL LAPSE, IF AT ALL, ONLY DURING THE PERIOD OF PARTICIPANT’S CONTINUOUS QUALIFICATION AS AN ELIGIBLE PERSON OR AS OTHERWISE PROVIDED IN THIS AWARD AGREEMENT (NOT THROUGH THE ACT OF BEING GRANTED THIS AWARD).  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AWARD AGREEMENT OR THE PLAN SHALL CONFER UPON PARTICIPANT ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF PARTICIPANT’S CONTINUOUS SERVICE.  Participant acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions hereof and thereof.   Participant has reviewed this Award Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of tax and legal counsel prior to executing this Award Agreement, and fully understands all provisions of this Award Agreement and the Plan.  Participant hereby agrees that all disputes arising out of or relating to this Award Agreement and the Plan shall be resolved in accordance with the Plan.  Participant further agrees to notify the Partnership upon any change in the address for notice indicated in this Agreement.

Dated:	Name:

[Signature Page to Grant Agreement]

APPENDIX A

SANCHEZ PRODUCTION PARTNERS LP

LONG-TERM INCENTIVE PLAN

A-1